Exhibit 99.1



SIX FLAGS COMMENTS ON SNYDER FILINGS; SHAREHOLDERS NEED TAKE NO ACTION AT THIS TIME


NEW YORK--(BUSINESS WIRE)--Aug. 17, 2005--Six Flags, Inc. (NYSE: PKS), today learned that Red Zone LLC, an investment vehicle of Daniel Snyder, has filed preliminary proxy materials with the Securities and Exchange Commission in connection with a potential consent solicitation that refers to a possible conditional tender offer for approximately 23% of the outstanding common shares. There is no consent solicitation or tender offer in effect at this time. Six Flags shareholders need take no action at this time. The board of directors of Six Flags will carefully consider and evaluate Red Zone's filings and will communicate with Six Flags' stockholders in due course.

The Company noted that, in its filing today, Red Zone indicated that it currently is the beneficial owner of 11.7% of the outstanding shares of Six Flags common stock.



CONTACT:  Six Flags, Inc.
          James F. Dannhauser, 212-599-4693
          or
          Joele Frank, Wilkinson Brimmer Katcher
          Joele Frank or Jeremy Jacobs, 212-355-4449